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                                                                     EXHIBIT 2.4



                                RAILAMERICA, INC.
                        5300 Broken Sound Boulevard, N.W.
                            Boca Raton, Florida 33487

                                                              October 12, 2001


StatesRail, Inc.
New StatesRail Holdings, Inc.
StatesRail L.L.C.
7557 Rambler Road
Suite 280
Dallas, Texas  75231
Attn:  J. Peter Kleifgen

The Stockholders of
  StatesRail, Inc. and
  New StatesRail Holdings, Inc.
c/o Kauri, Inc.
300 Delaware Avenue
9th Floor
Wilmington, Delaware  19801
Attn: Francis B. Jacobs

                  Re: LETTER AGREEMENT

Dear Sirs/Madams:

         Reference is made to the following agreements:

         1. Merger Agreement, dated as of the date hereof (the "MERGER AGREEMENT"), by and among RailAmerica, Inc., a Delaware corporation (the "BUYER"), StatesRail Acquisition Corp., a Delaware corporation ("MERGER SUB"), StatesRail, Inc., a Delaware corporation ("STATESRAIL"), and all of the stockholders of StatesRail (the "STATESRAIL STOCKHOLDERS"), providing, among other things, for the acquisition by Buyer of all the outstanding shares (the "STATESRAIL SHARES") of capital stock of StatesRail pursuant to the merger (the "MERGER") of StatesRail with and into Merger Sub; and

         2. Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT" and, together with the Merger Agreement, the "ACQUISITION AGREEMENTS"), by and among the Buyer, West Texas and Lubbock Railroad Company, Inc., a Texas corporation ("ACQUISITION SUB"), New StatesRail Holdings, Inc., a Delaware corporation ("NEW STATESRAIL" and, together with StatesRail, the




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"COMPANIES"), StatesRail L.L.C., a Delaware limited liability company
("STATESRAIL LLC") and the membership interest holders of StatesRail LLC (the "MEMBERS"), providing, among other things, for the purchase by the Buyer of all of the outstanding shares (the "NEW STATESRAIL SHARES") of capital stock of New StatesRail (the "PURCHASE" and, together with the Merger, the "ACQUISITIONS") from StatesRail LLC.

         In consideration of the premises and mutual covenants contained herein and in the Acquisition Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Buyer, Merger Sub, Acquisition Sub, the Companies, StatesRail LLC, the StatesRail Stockholders and the Members hereby agree as follows:

         1. DETERMINATION OF MERGER CONSIDERATION. The StatesRail Stockholders shall receive in the aggregate, in consideration for the StatesRail Shares, according to the terms and conditions set forth in the Merger Agreement and this Letter Agreement, consideration consisting of cash and shares of the common stock, $.001 par value, of the Buyer ("BUYER COMMON STOCK") (each share of Buyer Common Stock to be valued at the average closing price per share of Buyer Common Stock as quoted on NASDAQ for the ten trading days ending on and including the third trading day preceding the Closing Date under the Merger Agreement (the "BUYER STOCK VALUE")), in an aggregate amount equal to $51,186,000 less (a) the principal amount of all long-term interest bearing liabilities of StatesRail, including the current portion thereof, as of the Closing Date under the Merger Agreement (the "STATESRAIL EXISTING DEBT"), and (b) the amount of all severance-related expenses related to the termination of certain StatesRail employees and officers as contemplated by Section 6.19 of the Merger Agreement (such consideration being referred to herein as the "MERGER CONSIDERATION"). The portion of the Merger Consideration that shall consist of Buyer Common Stock, valued at the Buyer Stock Value per share, shall be equal to (a) one third of
(b) $90,000,000 minus the sum of (i) the StatesRail Existing Debt, (ii) the amount of all severance-related expenses related to the termination of certain StatesRail employees and officers as contemplated by Section 6.19 of the Merger Agreement, (iii) the principal amount of all long-term interest bearing liabilities, including the current portion thereof, of New StatesRail as of the Closing Date under the Purchase Agreement (the "NEW STATESRAIL EXISTING DEBT"),
(iv) the cash surrender value as of the Closing Date under the Purchase Agreement of the life insurance policies covering Mr. Jack Hadley, and (v) the amount of all severance-related expenses related to the termination of certain New StatesRail employees and officers as contemplated by Section 6.19 of the Purchase Agreement. The remainder of the Merger Consideration shall be cash, subject to the provisions of Section 3 below.

         2. DETERMINATION OF PURCHASE PRICE. StatesRail LLC shall receive in the aggregate, in consideration for the New StatesRail Shares, according to the terms and conditions set forth in the Purchase Agreement and this Letter Agreement, the sum of $38,814,000 less (a) the amount of the New StatesRail Existing Debt, (b) the cash surrender value as of the Closing Date under the Purchase Agreement of the life insurance policies covering Mr. Jack Hadley, and
(c) the amount of all severance-related expenses related to the termination of certain New StatesRail employees and officers as contemplated by Section 6.19 of the Purchase Agreement (such consideration being referred to herein as the "PURCHASE PRICE"). The Purchase Price shall be payable in cash, subject to the provisions of Section 3 below.




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         3. ESCROW. On the Closing Date under the Acquisition Agreements, the
Buyer shall deposit $4,000,000 (the "ESCROW AMOUNT"), which amount shall be prorated between the Merger Consideration and the Purchase Price and deducted therefrom, with Greenberg Traurig, P.A., as escrow agent under the Escrow Agreement (as defined in the Acquisition Agreements), for the purpose of securing (but not limiting) the obligations of the Stockholders under the Acquisition Agreements and the Indemnification Agreement (as defined in the Acquisition Agreements). The Escrow (as defined in the Acquisition Agreements) shall be subject to the terms and conditions of the Escrow Agreement.

         4. DELIVERY OF EXISTING DEBT AMOUNTS. (a) At least five (5) days prior to the Closing Date under the Acquisition Agreements, the StatesRail Stockholders shall deliver to the Buyer the estimated amount of the StatesRail Existing Debt as of the Closing Date (the "STATESRAIL EXISTING DEBT AMOUNT"). The StatesRail Stockholders represent and warrant to Buyer and Merger Sub that the StatesRail Existing Debt Amount will be true and correct.

                  (b) At least five (5) days prior to the Closing Date under the Acquisition Agreements, StatesRail LLC shall deliver to the Buyer the estimated amount of the New StatesRail Existing Debt as of the Closing Date (the "NEW STATESRAIL EXISTING DEBT AMOUNT"). StatesRail LLC represents and warrants to Buyer and Acquisition Sub that the New StatesRail Existing Debt Amount will be true and correct.

         5. ARBITRATION. Any dispute or controversy arising under or in connection with this Letter Agreement shall be settled exclusively by arbitration in the manner set forth in the Acquisition Agreements and the Indemnification Agreement.

         6. EXECUTION IN COUNTERPARTS. This Letter Agreement may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. A facsimile signature shall be deemed an original.

         7. BINDING EFFECT. This Letter Agreement shall be binding upon the parties hereto, and their respective successors, executors and permitted assigns.

         8. NOTICES. Notices permitted or required to be given hereunder shall be given in the manner set forth in the Acquisition Agreements.

         9. WAIVER. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         10. GOVERNING LAW. This Letter Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.


                                      * * *



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         If you are in agreement with the foregoing, kindly execute this Letter
Agreement in the space provided below, whereupon this Letter Agreement shall constitute a binding agreement among us.

                                 RAILAMERICA, INC.


                                 By: /s/ GARY O. MARINO
                                     -----------------------------------------
                                 Name:  Gary O. Marino
                                 Title: Chairman, President & CEO

                                 STATESRAIL ACQUISITION CORP.


                                 By: /s/ GARY O. MARINO
                                     -----------------------------------------
                                 Name:  Gary O. Marino
                                 Title: Chairman, President & CEO

                                 WEST TEXAS AND LUBBOCK
                                 RAILROAD COMPANY, INC.



                                 By: /s/ GARY O. MARINO
                                     -----------------------------------------
                                 Name:  Gary O. Marino
                                 Title: Chairman, President & CEO

ACCEPTED AND AGREED:

STATESRAIL, INC.


By:  /s/ J. PETER KLIEFGEN
     ----------------------------------------
Name:  J. Peter Kleifgen
Title: President & Chief Executive Officer

NEW STATESRAIL HOLDINGS, INC.


By: /s/ J. PETER KLIEFGEN
     ----------------------------------------
Name:  J. Peter Kleifgen
Title: President & Chief Executive Officer



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STATESRAIL L.L.C.

By: /s/ J. PETER KLIEFGEN
     ----------------------------------------
Name:  J. Peter Kleifgen
Title: President & Chief Executive Officer

THE SELLERS AND MEMBERS:

KAURI, INC.


By:  /s/ FRANCIS B. JACOBS
     ----------------------------------------
Name:   Francis B. Jacobs
Title:  President

/s/ J. PETER KLIEFGEN
---------------------------------------------
J. Peter Kleifgen

 /s/ DAVID L. WIDENER
---------------------------------------------
David L. Widener

THE KATHERINE D. JACULLO 1993
CHILDREN'S IRREVOCABLE TRUST

By:  /s/ GEORGE P. ALBERICI
    -----------------------------------------
Name:   George P. Alberici
Title:  Trustee

 /s/ WILLIAM P. NICOLETTI
---------------------------------------------
William P. Nicoletti

 /s/ JAMES S. SHAFFER
---------------------------------------------
James S. Shaffer

/s/ DANIEL A. LOVELADY
---------------------------------------------
Daniel A. Lovelady

/s/ MICHAEL A. HAEG
---------------------------------------------
Michael A. Haeg



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